As filed with the Securities and Exchange Commission on April 30, 1996

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              CERPROBE CORPORATION
                              --------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                                             86-0312814
- -------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

600 South Rockford Drive, Tempe, Arizona                          85281
- ----------------------------------------                          -----
(Address of principal executive offices)                       (Zip code)

                   Cerprobe Corporation 1995 Stock Option Plan
                   -------------------------------------------
                              (Full Title of Plan)

                                  C. Zane Close
                            600 South Rockford Drive
                              Tempe, Arizona 85281
                              --------------------
                                (Name and address
                              of agent for service)

                                 (602) 967-7885
                                 --------------
                          (Telephone number, including
                        area code, of agent for service)

                                 with a copy to:

                             Richard B. Stagg, Esq.
                          O'Connor, Cavanagh, Anderson,
                            Killingsworth & Beshears
                         One East Camelback, Suite 1100
                           Phoenix, Arizona 85012-1656

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of                          Proposed   Proposed maximum    Amount of
 Securities      Amount to be      maximum       aggregate      registration
 to be          registered(1)   offering price    offering           fee
 Registered                       per share       price
- ---------------------------------------------------------------------------
Common Stock      8,000 Shares    $ 8.25        $   66,000       $   22.76
Common Stock    135,000 Shares     10.50         1,417,500          488.75
Common Stock    357,000 Shares     15.125(2)     5,399,625        1,861.79
                --------------     --------      ---------       ---------

Total           500,000 Shares                  $6,883,125       $2,373.30
                                                ----------       ---------
================================================================================


(1) This Registration Statement also shall cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Cerprobe Corporation.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), using the average of the high and low sales prices for the Common Stock of Cerprobe Corporation on April 24, 1996, as reported on the Nasdaq National Market.
- --------------------------------------------------------------------------------
As provided by Rule 415 of the 1933 Act, this Registration Statement includes a prospectus conforming to the requirements of Form S-3 under the 1933 Act for use in connection with certain reoffers and resales of the shares registered hereunder.

                              CERPROBE CORPORATION


                    Cross-Reference  Sheet  pursuant to Rule
                    404(a)  of the  Securities  Act of  1933
                    showing the location in the Registration
                    Statement of the information required by
                    Part I of the Form S-8.


                                                          Location or Caption in
Item Number and Caption in Form S-8                       Registration Statement
- -----------------------------------                       ----------------------

                       PART I. INFORMATION REQUIRED IN THE
                               SECTION 10(a) PROSPECTUS

1.       Plan Information                                                     *

2.       Registrant Information and                                           *
         Employee Plan Annual
         Information

- ---------------------------
*Not applicable. This information will be sent or given to participants pursuant to Rule 428(b)(1).
                                       (i)

                    Cross-Reference  Sheet  pursuant to Rule
                    404(a)  of the  Securities  Act of  1933
                    showing  the  location  in the  Form S-3
                    Reoffer     Prospectus    for    Selling
                    Stockholders     included     in     the
                    Registration Statement on Form S-8 of the information required by Part I of Form S-3.

                                                       Location or Caption in
Item Number and Caption in Form S-3                          Prospectus
- -----------------------------------                    ----------------------

1.       Forepart of Registration                      Cover Page
         Statement and Outside Front
         Cover of Prospectus

2.       Inside Front and Outside                      Inside Cover Page
         Back Cover Pages of Prospectus

3.       Summary Information, Risk                     Available Information;
         Factors and Ratio of Earnings                 Documents Incorporated
         to Fixed Charges                              by Reference

4.       Use of Proceeds                               *

5.       Determination of Offering Price               *

6.       Dilution                                      *

7.       Selling Security-Holders                      Cover Page; Selling
                                                       Stockholders

8.       Plan of Distribution                          Cover Page

9.       Description of Securities                     Documents Incorporated
         to be Registered                              by Reference

10.      Interests of Named Counsel                    *
         and Experts

11.      Material Changes                              *

12.      Incorporation of Certain                      Documents Incorporated by
         Information by Reference                      Reference

13.      Disclosure of Commission                      Indemnification
         Position on Indemnification
         for Securities Act Liabilities

- --------------------
*Not applicable.
                                      (ii)

                                 500,000 Shares

                              CERPROBE CORPORATION

                                  Common Stock



         This Prospectus is being used in connection with the offering from time to time by stockholders of Cerprobe Corporation (the "Company" or "Registrant"), or their respective legatees, heirs, or legal representatives (collectively, the "Selling Stockholders"), some or all of whom may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933 (the "1933 Act"), of shares of the Company's common stock, par value $.05 per share ("Common Stock"), which are reasonably expected to be acquired by them upon the exercise of stock options or receipt of stock awards granted under the Company's 1995 Stock Option Plan (the "Plan"). See "Selling Stockholders."

         It is expected that sales made pursuant to this Prospectus will be effected in broker's transactions, in transactions directly with market makers, in negotiated sales or otherwise, with the timing and manner of sales to be determined by the Selling Stockholders, in each case at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company will not receive any of the proceeds from the sale of these shares. The Selling Stockholders may effect sales of shares of Common Stock by selling shares to or through brokers and dealers and such brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and the brokers and dealers through whom sales of shares may be effected may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

         The shares of Common Stock are listed on the Nasdaq National Market under the symbol "CRPB." On April 24, 1996, the last reported sale price of the Common Stock as reported on the Nasdaq National Market was $15.25 per share.


                            -------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                 The date of this Prospectus is April 30, 1996.

                  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                               TABLE OF CONTENTS

AVAILABLE INFORMATION.....................................................     2
DOCUMENTS INCORPORATED BY REFERENCE.......................................     2
SELLING STOCKHOLDERS......................................................     3
INDEMNIFICATION...........................................................     5
LEGAL OPINIONS............................................................     5
EXPERTS...................................................................     5


                              AVAILABLE INFORMATION

                  Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and may be obtained upon payment of the prescribed fees and inspected, without charge, at the offices of the Commission. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.


                       DOCUMENTS INCORPORATED BY REFERENCE

                  The following documents or information have been filed by the Company with the Commission and are incorporated herein by reference:

                           (a) The  Company's  Annual  Report on Form 10-KSB for
                  the fiscal year ended December 31, 1995 filed on April 1, 1996, as amended.

                           (b) The  description  of the Company's  Common Stock,
                  par value $.05 per share, which is contained in the Company's Form 8-A/A filed on March 27, 1996.

                  All documents and information filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Prospectus as of the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information that has been specifically incorporated in this Prospectus by reference. See "Documents Incorporated by Reference."
Requests should be directed to the Investor Relations Department at the principal executive offices of the Company, 600 South Rockford Drive, Phoenix, Arizona 85281, telephone number (602) 967-7885.

                              SELLING STOCKHOLDERS

                  The following table sets forth (i) the name and relationship to the Company of each Selling Stockholder, (ii) the number of shares of Common Stock of the Company beneficially owned by each Selling Stockholder as of April 24, 1996, and (iii) the number of shares of Common Stock that each Selling Stockholder is reasonably expected to acquire pursuant to the exercise of options under the Plan, and which he or she may offer and sell pursuant to this Prospectus.

                                                                       Number of Shares
                                                                       of Common Stock
                                                                         Acquired or
                                                                        Expected to be
                                                Number of Shares       Acquired Pursuant
                         Relationship           of Common Stock     to the Plan and Which
                            to the                owned as of           May be Offered
Name                       Company             April 24, 1996(1)(2)    Pursuant Hereto
- ----                    -------------          --------------          ---------------
Ross J. Mangano     Chairman of the Board        596,834(3)                  2,000
                    of Directors

Kenneth W. Miller   Secretary, Treasurer         193,070(4)                  2,000
                    and Director

William A. Fresh    Director                     344,297(5)                  2,000

Donald F. Walter    Director                      16,334(6)                  2,000

Henry Wong          Vice President-               65,011(7)                 25,000
                    Production

Roseann Tavarozzi   Vice President-Finance        16,334(8)                 15,000
                    and Assistant Secretary

- ------------------
(1) Unless otherwise indicated, and subject to community property laws where applicable, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.

(2) The number of shares shown includes the shares of Common Stock actually owned as of April 24, 1996 and the shares of Common Stock that the identified person had the right to acquire within 60 days of April 24, 1996 pursuant to the exercise of stock options or conversion of securities.

(3) Includes 20,000 shares in the name of Nat & Co. voted pursuant to a power of attorney, 51,300 shares in the name of Oliver & Company voted pursuant to a power of attorney, 120,000 shares in the name of Millie M. Cunningham voted pursuant to a power of attorney, 380,200 shares held in the name of Troon & Co., Ross J. Mangano, et al., Trustees, for which Mr. Mangano serves as a trustee, 10,000 shares which Mr. Mangano has the right to acquire at an exercise price of $1.00 per share pursuant to the exercise of options granted in September 1992, 13,334 shares which Mr. Mangano has the right to acquire at an exercise price of $5.75 per share pursuant to the exercise of options granted in September 1994, and 2,000 shares which Mr. Mangano has the right to acquire at an exercise price of $8.25 per share pursuant to the exercise of options granted in June 1995.

(4) Includes 127,736 shares held by U.S. Trust Company of California, N.A., as trustee for the Kenneth W. Miller Charitable Remainder Unitrust. Mr. Miller may be deemed to have shared voting and investment power with respect to these shares. Also includes 30,000 shares which Mr. Miller has the right to acquire at an exercise price of $.50 per share pursuant to the exercise of options granted in July 1990, 10,000 shares which Mr. Miller has the right to acquire at an exercise price of $1.00 per share pursuant to the exercise of options granted in September 1992, 13,334 shares which Mr. Miller has the right to acquire at an exercise price of $5.75 per share pursuant to the exercise of options granted in September 1994, and 2,000 shares which Mr. Miller has the right to acquire at an exercise price of $8.25 per share pursuant to the exercise of options granted in June 1995.

(5) Includes 162,700 shares held by WAF Investment Company, a company 100% owned by Mr. Fresh and his wife, and 78,477 shares held by Orem Tek Development Corp., a company 100% owned by Mr. Fresh, and reflects 2,000 shares which Mr. Fresh has the right to acquire at an exercise price of $8.25 per share pursuant to the exercise of options granted in June 1995.

(6) Includes 13,334 shares which Mr. Walter has the right to acquire at an exercise price of $5.75 per share pursuant to the exercise of options granted in September 1994 and 2,000 shares which Mr. Walter has the right to acquire at an exercise price of $8.25 per share pursuant to the exercise of options granted in June 1995.

(7) Includes 5,000 shares which Mr. Wong has the right to acquire at an exercise price of $10.50 per share pursuant to the exercise of options granted in August 1995 and 2,000 shares which Mr. Wong's spouse has the right to acquire at an exercise price of $10.50 per share pursuant to the exercise of options granted in August 1995.

(8) Includes 13,334 shares which Ms. Tavarozzi has the right to acquire at an exercise price of $5.75 per share pursuant to the exercise of options granted in September 1994, and 3,000 shares which Ms. Tavarozzi has the right to acquire at an exercise price of $10.50 per share pursuant to the exercise of options granted in August 1995.

                                 INDEMNIFICATION

                  Under Article VI of the Company's Certificate of Incorporation (the "Certificate"), the Company shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer or employee of the Company, or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee").

                  Under Delaware law, to the extent that an Indemnitee is successful on the merits or otherwise in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or employee of the Company, or serves or served any other enterprise or organization at the request of the Company, the Company shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

                  An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

                  An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Company, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the court deems proper.

                  Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the Board of Directors of the Company deems appropriate.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to Delaware law or the Company's Certificate, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                 LEGAL OPINIONS

                  The legality of the shares of Common Stock offered hereby will be passed upon for the Company by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association, One East Camelback, Phoenix, Arizona.

                                     EXPERTS

                  The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents or information have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as amended, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the documents of the Registrant referred to in (a) above.

                  (c) The description of the Registrant's Common Stock, par value $.05 per share, which is contained in the Registrant's Registration Statement on Form 8-A/A filed on March 27, 1996.

                  All documents and information filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

                  Under Article VI of the Company's Certificate of Incorporation (the "Certificate"), the Company shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer or employee of the Company, or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee").

                  An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

                  An Indemnitee also may be indemnified under Delaware law against expenses (including attorney's fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Company, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the court deems proper.

                  Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the board of directors of the Company deems appropriate.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to Delaware law or the Company's Certificate, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit Number                   Description
- --------------                   -----------

   4(a) Article IV of the Company's Certificate of Incorporation filed as Exhibit 4(a) to the Company's Form 10-Q for the period ended June 30, 1987 and incorporated herein by reference.

   4(b) Specimen Stock Certificate filed as Exhibit 4(c) to the Company's Form S-18 Registration Statement (No. 2-85679) and incorporated herein by reference.

   5 Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association.

   10(a) 1995 Stock Option Plan adopted by the Company's Board of Directors on May 9, 1995 filed as Exhibit 10(ll) to the
                       Company's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

   10(b) Form of Stock Option Agreement under the Company's 1995 Stock Option Plan.

   23(a)               The consent of Independent Auditors.

   23(b)               The   consent   of    O'Connor,    Cavanagh,    Anderson,
                       Killingsworth & Beshears, a Professional Association, is contained in its opinion filed as Exhibit 5 hereto.

   24                  Power of Attorney. Reference is made to page R-4 hereof.


Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during any period in which it offers or
sells securities, a post-effective amendment to this Registration Statement to:

                                    (i)  include  any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) reflect in the  prospectus any facts or
                  events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                                    (iii)  include  any  additional  or  changed
                  information on the plan of distribution;

provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934.

                           (2) For  determining  liability  under the Securities
Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

                           (3) To file a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 29, 1996.

                                 CERPROBE CORPORATION



                                 By /s/ C. Zane Close
                                    --------------------
                                     C. Zane Close, President, Chief Executive
                                     Officer and Director

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, C. Zane Close and Robert K. Bench, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                    Title                       Date
         ---------                    -----                       ----

/s/ Ross J. Mangano          Chairman of the Board of          March 29, 1996
- ----------------------
Ross J. Mangano              Directors and Director

/s/ C. Zane Close            President, Chief Executive        March 29, 1996
- ----------------------
C. Zane Close                Officer and Director
                             (Principal Executive
                             Officer)

/s/ Robert K. Bench          Chief Financial Officer           March 29, 1996
- ----------------------
 Robert K. Bench             (Principal Financial and
                             Accounting Officer)

/s/ Kenneth W. Miller        Director and Treasurer            March 29, 1996
- ----------------------
Kenneth W. Miller

/s/ Donald F. Walter         Director                          March 29, 1996
- ----------------------
Donald F. Walter

/s/ William A. Fresh         Director                          March 29, 1996
- ----------------------
William A. Fresh
                                       R-4